                                                                   Exhibit 10.10


Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.




                                    SECTION 1
                                    ---------
                         RESPONSE TO COMMERCIAL SECTION
                         ------------------------------





     TENDER FORM

     NOTICES TO PERSONS TENDERING

     CONDITIONS OF CONTRACT

                               Invitation to Tender
                               --------------------


--------------------------------------------------------------------------------
TO:

 .............................................................................

 .............................................................................

 .............................................................................

 .............................................................................

 .............................................................................

 .............................................................................

DATE :  18TH DECEMBER, 1998
--------------------------------------------------------------------------------



-------------------------------------------------
REFERENCE NO  C/369/MULTIPOINT
-------------------------------------------------



You are invited to tender for carrying out, on behalf of Eircom
PlC, (hereinafter referred to as Eircom), the work described in the Schedule to the subjoined Form of Tender.

Tenders are to be delivered, by return post or otherwise not later than Wednesday the 20th of January 1999.



--------------------------------------------------------------------------------
Issued on Behalf of Eircom C. MAHER  Executive  Director
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TENDER OPENED

DATE  ................................     TIME.................................

(1) ....................... (2) ............................  (3)...............
--------------------------------------------------------------------------------

Notice to persons tendering
---------------------------

1. This Form is to be returned intact. A completed copy will be sent in case of acceptance of the Tender.

     NOTED AND COMPLIANT.

2. A tender shall hold good for ten calendar months from the closing date specified for delivery of the

     Tender, and thereafter until withdrawn by formal notice in writing given by the person tendering, received before acceptance of the Tender by eircom. If the person tendering desires that the Tender shall hold good for a shorter time than ten calendar months he must signify, at the foot of the Tender, the period for which it will hold good.

     COMPLIANT.

3. Eircom does not bind itself to accept the lowest or any Tender, and reserves the right of accepting any part of the Tender, unless the person tendering expressly stipulates to the contrary.

     NOTED.

4.   The rates and prices inserted in this Schedule must be "net" in all cases.

     COMPLIANT.
     NOTE: IT IS ASSUMED THAT "NET" IS INCLUSIVE OF ALL DUTIES BUT EXCLUDES SALES TAX OR VAT AS REQUIRED IN PARAGRAPH 31.1.

5. Where it is specified in the Schedule that any article is to be to pattern or sample, such pattern or sample may be seen on request to the Director. The official brand and the accompanying initials stamped upon the pattern are, however, not to be copied.

     NOTED

6. Any modification which the person tendering may desire to make in the "Conditions of Contract" or in the specification, must be made by means of a letter, with drawings if necessary, accompanying and enclosed with the Tender. If a modification in the Specification be suggested which will result in any difference in rates and prices, alternative rates and prices must be furnished with the Tender.

     NOTED. MODIFICATIONS AND COMMENTS, WHERE SUGGESTED, HAVE BEEN INSERTED DIRECTLY BELOW THE PARAGRAPH IN QUESTION.


     IMPORTANT

     (a) Notwithstanding any modification proposed by the person tendering it is essential that a tender fully in accordance with the "Conditions of Contract" and Specification be furnished.

          NOTED

     (b) Where modifications are proposed either in the "Conditions of Contract" or in the Specification which will result in any difference in rates and prices, an alternative tender with revised prices must be furnished, (in addition to the tender in (a)).

          NOTED

7. For further information or clarification the following people are the contact points :






     TECHNICAL
     ---------

     NAME:    Richard Poff

     ADDRESS:  Room 1.76C,
               Eircom,
               St Stephen's Green West
               Dublin 2

     TELEPHONE +353-1-701 5557

     FAX :     +353-1-679 5339

     NOTED

     Commercial
     ----------

     NAME:  Joe Ryan

     ADDRESS:  Room 3.69
               Eircom,
               St Stephens Green West
               Dublin 2

     TELEPHONE +353-1-701 5472

     FAX:      +353-1-679 4708

     NOTED


8.   TAX CLEARANCE
     -------------

     The Contractor should note that it will be a condition for the award of a contract that the person tendering must also be able to produce promptly a current Tax Clearance Certificate (unless he has a current sub-contractor's C2 certificate).

     NOTED


9.   PAYMENT OF PRSI
     ---------------

     The Contractor should note that he will be required to make the appropriate remittances in respect of PAYE and PRSI to the Revenue Commissioners. Evidence of participation in the CIF Pension /Sick Pay Scheme must be produced.

     NOTED


10.  LEGALLY BINDING AGREEMENT
     -------------------------

     The Contractor should note that he will be required to comply with legally binding agreements appropriate to the grades of workers employed, such as the registered Agreements for the Construction Industry, and to afford Trade Unions reasonable facilities to ensure such compliance.

     NOTED


11.  QUALIFIED PERSONS
     -----------------

     The Contractor should note that he will be required to assign suitably qualified persons to perform work which demands a particular skill.

     NOTED.


12.  TENDER DOCUMENTATION
     --------------------

     Tenderers shall submit the Original copy of the Tender, and an additional two copies.

     COMPLIANT.


13.  COMPLIANCE
     ----------

     For each Clause in the Conditions of Contract, and the Specification, the Tenderer shall state clearly whether or not he is compliant. In respect of Clauses with which he is not fully compliant, the Tenderer shall submit an explanatory comment.

     COMPLIANT.


14.  CURRENCY OF TENDER
     ------------------

     Tenderers shall price their bid in fixed Irish Pounds or Euros. Exceptionally a contract in the currency of the country of origin of the equipment and services will be considered.
     COMPLIANT. PRICES QUOTED IN THIS TENDER ARE IN EUROS.


15.  COPYRIGHT
     ---------

     The copyright of this specification is vested in eircom. No part of the specification, or any part therein, may be reproduced or transmitted to any third party save with Eircom's prior written permission.

     NOTED


16.  CRITERIA FOR AWARD OF CONTRACT
     ------------------------------

     . Compliance with the Technical Specification
     . Equipment Performance, Features and Reliability
     . Record of field proven equipment similar to that tendered
     . After sales technical support
     . Ease of installation, commissioning and maintenance
     . Delivery/Completion timescales
     . Price and commercial conditions

     NOTED

TENDER
------

"I" or "We"
the undersigned, do hereby offer in accordance with the foregoing invitation and "Notice to Persons tendering," to carry out on behalf of Eircom the whole or any part of the work described in the Schedule hereto, at the respective rates and/or prices and within the times which have been entered in the said Schedule, and in all respects subject to the several terms and stipulations contained in the said Schedule , in the "Conditions of Contract" and in the Specification or Specifications mentioned in the Schedule hereto. The particulars required under clause 51 of the "Conditions of Contract" (Country of Manufacture) have been shown on Page 6 of this Form of Tender.


Dated this.....19TH......................day of...JANUARY......  19.99........

Signature
 ................................................................................

Postal Address    5, New Square,
                  Bedfont Lakes
                  Feltham,
                  Middlesex
                  TW14 8HA



The Schedule  referred to in the above Tender

-----------------------------------------------------------------------------------------------------------------
Description                                                                         Rates and/or Prices for
                                                                                    the work complete (net)
-----------------------------------------------------------------------------------------------------------------
Provision of Fixed Wireless Point to Multipoint Access Radio Systems.          Please refer to Section 3 of this
                                                                               proposal which provides Unit
                                                                               price and configuration
                                                                               information required.





-----------------------------------------------------------------------------------------------------------------
Time required after date of Eircom's acceptance of this Tender                 To be agreed, depending upon
by issue of an Engineering Order                                               scope of work

-----------------------------------------------------------------------------------------------------------------
Days required (including Saturdays, Sundays and Public                         To be agreed, depending upon
Holidays) for completion of the work                                           scope of work

-----------------------------------------------------------------------------------------------------------------
Days required (including Saturdays, Sundays and Public                         To be agreed, depending upon
Holidays) before commencement of  work on site                                 scope of work

-----------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Accepted on behalf of Eircom

Signature  ..............................    Date  ......... 19.........
--------------------------------------------------------------------------------



COUNTRY OF MANUFACTURE
----------------------

The Tenderer shall state below the country in which the material has been, or will be, made or produced. Any class of materials the total value of which is less than (Pounds)1000 need not be shown.


-----------------------------------------------------------------------------------------
Class of Material                             * Value           Country of Manufacture
-----------------------------------------------------------------------------------------

All equipment included in this
tender has individual is
manufactured in either the UK or
the Republic of Ireland.
The following specific items have
value of greater than (Pounds)1000

Rack Frameworks (various)                   (Pounds)5000               England
Power Amplifiers                            (Pounds)1800               England
Antennas                                    (Pounds)1000               England/ Germany
DA AU Card                                  (Pounds)1000               Ireland
DA TU Card                                  (Pounds)1300               Ireland
DA SC Card                                  (Pounds)1500               Ireland
CU Card                                     (Pounds)3500               Ireland
D128 ST                                     (Pounds)2040               Ireland
ISDN ST                                     (Pounds)1500               Ireland





-----------------------------------------------------------------------------------------

* the amount shown should be included under "Rates and/or Prices for the work complete" in the Schedule to the Form of Tender

--------------------------------------------------------------------------------
The items shown above as being of Irish manufacture have been, or will be, made or produced at the following address/addresses :-

                            Alcatel
                            Donore Industrial Estate
                            Drogheda
                            Ireland
--------------------------------------------------------------------------------

                          Section 1 - Table of Contents
                         -------------------------------
1.   DEFINITIONS ............................................      9
2.   PERFORMANCE OF WORK ....................................      10
4.   SAMPLES ................................................      10
5.   QUALITY AND FITNESS ....................................      10
6.   CARE OF STORES .........................................      10
7.   PATENTED ARTICLES ......................................      11
8.   ASSIGNMENT AND SUB-CONTRACTORS .........................      12
9.   ACCESS TO CONTRACTOR'S WORK ............................      12
10.  LICENCES FOR MANUFACTURING .............................      12
11.  SUPERVISION AND INSPECTION OF WORK .....................      12
12.  PROGRESS REPORT ........................................      12
13.  TIMES OF WORK ..........................................      13
14.  FAIR WAGES .............................................      13
16.  INFRINGEMENT OF CLAUSE 14 ..............................      13
18.  SCHEDULE OF QUANTITIES .................................      14
19.  STORAGE ACCOMMODATION ..................................      14
20.  BUILDINGS AND ACCOMMODATION ............................      15
21.  TOOLS, PLANT, APPLIANCES AND TEST EQUIPMENT ............      15
22.  REQUIREMENTS FOR PROJECT IMPLEMENTATION ................      15
23.  TEST SCHEDULE ..........................................      16
24.  ACCEPTANCE TESTING AND ACCEPTANCE ......................      16
25.  IMPERFECT WORK .........................................      16
26.  RE-EXAMINATION OF CONDEMNED WORK .......................      17
27.  REMOVAL OF WASTE MATERIALS RUBBISH etc .................      18
28.  CARRIAGE, INSURANCE AND FREIGHT ........................      18
29.  CUSTOMS CLEARANCE ......................................      18
30.  PACKING CASES ..........................................      18
31.  PRICE AND PRICE VARIATION ..............................      18
32.  CONTRACTORS STATEMENTS .................................      20
33.  ACCOUNTS ...............................................      21
34.  PAYMENT ................................................      21
35.  EFFECT OF VALUE ADDED TAX, CUSTOMS OR OTHER DUTIES......      21
36.  HINDRANCES .............................................      22
37.  SUSPENSION OF WORK .....................................      22
38.  INDEMNITY AND LIABILITY ................................      22
39.  NON - PERFORMANCE OF CONTRACT ..........................      23
40.  INSURANCE ..............................................      24
41.  TERMINATION ............................................      25
42.  ARBITRATION ............................................      26
43.  EXPENSES RECOVERABLE BY EIRCOM .........................      26
44.  SURETIES ...............................................      26
45.  FORCE MAJEURE ..........................................      27
46.  STATUTORY AND OTHER REGULATIONS ........................      27
48.  LANGUAGE AND LAW .......................................      28
49.  NOTICE TO CONTRACTOR ...................................      28
50.  CORRESPONDENCE .........................................      28
51.  COUNTRY OF MANUFACTURE .................................      28
52.  SAFETY .................................................      28
53.  CONFIDENTIALITY ........................................      28
54.  YEAR 2000 ..............................................      29
55.  SUFFICIENCY OF TENDER ..................................      30
APPENDIX 1  NON-PERFORMANCE OF CONTRACT .....................      32

1.         DEFINITIONS.


In the Tender and Schedule thereto, unless the context otherwise requires: -

(i) The word "Ireland" does not include any area which is not within the area and extent of application of the laws enacted by the Oireachtas.

(ii)   The term "Eircom" means Eircom Plc.

(iii) The term "Tender" means the form of Tender as signed by the person tendering, together with the Notice to Persons Tendering, the Conditions of Contract, Specification, Schedule (duly filled in) and drawings, including any letter submitted with the Tender and any relevant correspondence subsequent to the date of tender and prior to the issue of an order on foot of the Tender.

(iv) The term "Contract" means the Contract created by the Tender and the acceptance thereof by Eircom.

(v) The term Contractor means the Tenderer whose Tender has been accepted by Eircom. All references to the "Contractor" shall be deemed:

       (a) In the case of a single Contractor to include his executors, administrators and permitted assigns;

       (b) In the case of several Contractors to include jointly and severally the partnership firm (if any) and each of the Contractors and their respective executors, administrators and permitted assigns; or

       (c) In the case of a Company to include its successors and permitted assigns;

(vi) The term "Sub Contractor" means any person to whom any part of the contract has been sublet with the permission in writing of the Director.

(vii) The term "The Work" means all work to be carried out in pursuance of the Contract.

(viii) The term "Director" means Executive Director or any of the authorised officers of Eircom acting on his behalf.

(ix) The term "Supervising Officer" means the Officer for the time being appointed by the Director for the purpose of superintending the work, or where the context permits, the representative of such officer.

(x) The term "the site" means the actual place to which plant is to be delivered or where "The Work" is to be carried out by the Contractor.

(xi) the term "Validity Period" means the period of six months from the latest date for return of tenders as specified in the Invitation to Tender herein.

(xii) the term "Commencement Date" means the date specified for the commencement of work in the Schedule to the Tender herein.

(xiii) the term "Completion Date" means the date specified for the completion of work in the Schedule to the Tender herein.

(xiv) the term "Equipment" means any equipment to be delivered and installed by the Contractor as part of the work.

(xv) The term "Overtime" means Saturday work, that is work performed between the hours of 12 midnight Friday and 12 midnight on the following Saturday. Sunday work is work performed between the hours of 12 midnight Saturday and 12 midnight on the following Sunday; Night work, that is work performed between the hours of 20.00 and 08.00 hours excluding Saturday and Sunday work and all work performed on a Public Holiday.

(xvi) Words importing persons shall include firms and corporations. Words importing the masculine gender shall include the feminine gender and vice versa. Words importing singular only shall also include the plural and vice versa.

        NOTED

(xvii) The term "Performance Bond" means the single bond that the Contractor will raise to cover contract performance under the contract, having a total value of EURO 4Million.

2.   PERFORMANCE OF WORK.


The Work to be performed under the Contract shall, unless the Supervising Officer orders otherwise in writing, be commenced on the Commencement Date. NOTED.


3.  STANDARD OF WORK.

All Work performed under the Contract shall be of the highest professional
standards and to the satisfaction of Eircom.   All materials or articles
supplied by the Contractor, in connection therewith shall be equal in every respect to the standard patterns or samples exhibited or described in connection with the Tender, and in accordance with any Specification and Drawings prescribed or approved by the Supervising Officer. The Contractor shall ensure that the Site is maintained in a clean and tidy manner throughout the duration of the Contract.

COMPLIANT

4.   SAMPLES


Where it is specified in the Schedule that samples are to be submitted with the Tender, such samples shall, in the event of the Tender being accepted, and unless otherwise agreed in writing, be taken as the standard by which the supply in bulk shall be governed.

COMPLIANT

5.   QUALITY AND FITNESS


For the avoidance of doubt it is hereby declared that Section 14 of the Sale of Goods Act 1893 and Section 39 of the Sale of Goods and Supply of Services Act 1980 shall apply to the Goods and Services supplied under this Specification. NOTED

6.   CARE OF STORES

     6.1 All the materials and tools supplied by Eircom to the Contractor shall remain the property of Eircom. The Contractor shall return them to Eircom upon completion or termination of the Contract or earlier on reasonable request by Eircom.

          COMPLIANT

     6.2 The Contractor shall be responsible for the safety of all materials and tools deposited with him by eircom in connection with the Contract, and shall be liable for any loss of, or damage to, such materials and tools whilst they are in his custody. Also, the Contractor shall keep such records of the materials and tools so deposited as will enable the Supervising Officer from time to time to check the quantities used and in hand against those delivered to the Contractor's charge.

          COMPLIANT

     6.3 The Contractor shall not, without the prior written consent of eircom, use the Eircom supplied materials and tools for any purpose other than is necessary for the performance of the Contract, or allow any other party to use, take possession of, or have any other rights or lien over Eircom supplied materials and tools or other property of Eircom.

          COMPLIANT


     6.3 In the event of any threatened seizures of any of the Eircom supplied materials and tools or other property of eircom in the event of the Contractor going into receivership, liquidation or examinership or equivalent, the Contractor shall :

                    (i)   notify Eircom immediately
                    (ii) draw the attention of the receiver, liquidator or examiner or any other appointed official to the fact that eircom supplied materials and tools do not form part of the Contractor 's assets;
                    (iii) allow Eircom to enter into any premises where the
                          materials and tools are being kept for the purpose of taking possession of such materials and tools that are at that time the property of Eircom;
          COMPLIANT

     6.4 The provisions of this condition shall survive the expiry or termination of the Contract.

          COMPLIANT

7.   PATENTED ARTICLES


     7.1 Patented articles to include without limitation letters patent, registered designs, copyright, trademark or trades name supplied under the Contract shall be marked in accordance with the provisions of the relevant legislation in force for the time being. The Contractor shall indemnify eircom against any action, claim or demand for infringement of any patent rights in respect of any articles or combination of articles under the Contract, or for royalty or damage in respect thereof.

          COMPLIANT

     ACL AGREES TO INDEMNIFY AND HOLD EIRCOM HARMLESS WITH RESPECT TO ANY SUIT, CLAIM, OR PROCEEDING BROUGHT AGAINST EIRCOM BY A THIRD PARTY ALLEGING THAT EIRCOM'S USE OF THE EQUIPMENT OR THE SOFTWARE, SEPARATELY OR IN COMBINATION, AS A WHOLE OR IN PART, CONSTITUTES AN INFRINGEMENT OF ANY PATENT OR COPYRIGHT OR MISUSE OF PROPRIETARY OR TRADE SECRET INFORMATION. ACL AGREES TO DEFEND EIRCOM AGAINST ANY SUCH CLAIMS AND TO PAY ALL LITIGATION COSTS, REASONABLE ATTORNEY'S FEES, SETTLEMENT PAYMENTS, AND ANY DAMAGES AWARDED OR RESULTING FROM ANY SUCH CLAIM.

     EIRCOM SHALL PROMPTLY ADVISE ACL OF ANY SUCH SUIT, CLAIM, OR PROCEEDING AND SHALL CO-OPERATE WITH ACL IN THE DEFENCE OR SETTLEMENT THEREOF. ACL SHALL HAVE SOLE CONTROL OF THE DEFENCE OF ANY ACTION INVOLVING SUCH A CLAIM AND OF ALL NEGOTIATIONS FOR ITS SETTLEMENT OR COMPROMISE.

     THIS INDEMNITY SHALL NOT APPLY TO CLAIMS ARISING IN RESPECT TO THE USE OF THE EQUIPMENT OR SOFTWARE SUPPLIED BY ACL OR MANUFACTURED BY ITS SUPPLIERS IF USED BY EIRCOM IN A MANNER OR FOR A PURPOSE NOT CONTEMPLATED BY THIS AGREEMENT.

     7.2 In the event of any article mentioned in the Schedule being, to the knowledge of the person tendering, covered by an existing patent or the subject of an application for a patent, a declaration to that effect (stating where possible the number and date of the patent or application) must accompany the tender.

          COMPLIANT.


8.   ASSIGNMENT AND SUB-CONTRACTORS


The Contractor shall not without the permission in writing of eircom assign or sub-contract the whole or any part of the Contract to any third party. Any such permission, if given, shall not relieve the Contractor of any obligation or liability under the Contract. The Contractor shall be responsible for the acts, defaults and neglects of any sub-contractor, his servants or agents as fully as if they were acts, defaults or neglects of the Contractor .

COMPLIANT.


9.   ACCESS TO CONTRACTOR'S WORK


The Supervising Officer shall be entitled at all reasonable times during manufacture to inspect, examine and test on the Contractor's premises the and materials and workmanship performance of all plant to be supplied under Contract and if part of the said plant is being manufactured on other premises the Contractor shall obtain for the Supervising Officer permission to inspect, examine and test as if the said plant was being manufacturing on the Contractor's premises.

COMPLIANT.

10.  LICENCES FOR MANUFACTURING


It is the responsibility of the Contractor to ensure that appropriate licences have been granted to him for the manufacturing of all Equipment offered in response to this specification.

COMPLIANT.

11.  SUPERVISION AND INSPECTION OF WORK


The Supervising Officer may, during the progress of the work, inspect the operations of the Contractor to satisfy himself that The Work is being carried out in accordance with the Contract, provided always that the provisions of this clause 11 or the preceding clause 10 shall not release the Contractor from any obligation under the Contract.

COMPLIANT.



12.  PROGRESS REPORT


The Contractor shall render such reports to eircom on the performance of the Contract and attend such meetings as may be reasonably required.

COMPLIANT.


13.  TIMES OF WORK


(a) Weekdays - Tenderers shall state the times of Work envisaged in their Tender. In general, overtime work shall not be permitted at eircom premises. Where such overtime work is deemed necessary by the Director, for example to minimise down-time of working systems, the Contractor shall endeavour to give as much notice as possible to the Supervising Officer of any overtime proposed and in the case of Weekend or Public Holiday Work at least two working days notice shall be given. All overtime shall be subject to the prior approval of the Director.

     The Director shall be notified in writing of any proposed extended stoppages in the Contract resulting from Annual Holidays, Public Holidays, etc.

     NOTED. DETAILS OF STANDARD WORKING TIMES ARE PROVIDED IN THE CUSTOMER SERVICE SUPPORT PRINCIPLES OF AGREEMENT DOCUMENT INCLUDED WITH THIS PROPOSAL


(b)  Weekend or Night Work
     When the Director instructs the Contractor to carry out overtime work, the Contractor may charge in respect of such work the amount of the net actual increase in wages paid to his staff employed on the work, over that paid for Work performed Monday through to Friday. Tenderers shall state (in their Tender) the increase in wages above the Basic Hourly Wage Rate for the various grades of staff involved.

     NOTED. DETAILS OF STANDARD WORKING TIMES ARE PROVIDED IN THE CUSTOMER SERVICE SUPPORT PRINCIPLES OF AGREEMENT DOCUMENT INCLUDED WITH THIS PROPOSAL

14.  FAIR WAGES


The Contractor shall pay rates of wages and observe hours of labour not less favourable than those commonly recognised by employers and trade societies (or in the absence of such recognised wages and hours, those which in practice prevail amongst good employers) in the trade in the district where the Work is carried out. Where there are no such wages and hours recognised or prevailing in the district, those recognised or prevailing in the nearest district in which the general industrial circumstances are similar shall be adopted. Further, the conditions of employment generally accepted in the district in the trade concerned shall be taken into account in considering how far the terms of this Clause are being observed, and for this purpose also regard shall be had to the conditions of employment generally in the contracting firm. The Contractor shall be responsible for the observance of this Clause by a Sub-Contractor to whom the Work or any portion thereof has been assigned.

COMPLIANT.


15.  EXHIBITION OF NOTICE.

The Contractor shall cause the preceding Clause to be prominently exhibited for the information of his work-people, at every place, where any work is being executed under the Contract. Cards for this purpose can be obtained on application to the Director. In trade where it is the practice, the Contractor shall also cause to be exhibited, or have available for inspection, a copy of any signed agreement, determining the rates of wages and hours of labour commonly recognised by employers and trade societies in the district.

COMPLIANT.


16.  INFRINGEMENT OF CLAUSE 14.

Any infringement of the Conditions specified in Clause 14, if proved to the satisfaction of Eircom (whereof a certificate under the hand of a duly authorised officer of Eircom shall be sufficient evidence), shall render the Contractor liable to pay to Eircom by way of liquidated damages, and not as a penalty, the sum of (Pounds)250, which may at any time be deducted from any sum or sums which are then due or which at any time thereafter may become due to the Contractor under any Contract between the Contractor and eircom or may be demanded of him to be paid, and shall thereupon be paid within fourteen days.
In addition thereto, eircom may, upon any such infringement, whether of Clause 14 or of any corresponding Clause in any other Contract between the Contractor and Eircom, forthwith terminate this Contract, and any other existing Contract between Eircom and the Contractor, and may recover from the Contractor any loss resulting from such termination.

COMPLIANT.


17.  INSPECTION OF WAGES BOOKS etc

The Contractor shall keep proper wages books and time sheets, showing the wages paid to and the time worked by the work- people in his employment and about the execution of the Contract, and such wages books and time sheets shall be produced whenever required for the inspection of any officer authorised by the Director.

COMPLIANT.



18.  SCHEDULE OF QUANTITIES


     18.1 Prior to the commencement of the work, the Contractor shall supply to the Director six copies of a Schedule in which shall be listed all Materials and Equipment including test equipment, installation materials, tools and spare items to be supplied on the work. This schedule shall show the if any variation in quantity or disposition becomes necessary, the Contractor shall furnish an amended Schedule.

          COMPLIANT.


     18.2 The Contractor shall not carry out any variations to the Contract unless agreed in writing with Eircom.

          COMPLIANT.

     18.3 Eircom may, from time to time by notice in writing, amend the specification, and from the date specified in the notice the relevant part of the work shall be in accordance with the specification as amended.

          COMPLIANT.

     18.4 Eircom may instruct the Contractor to carry out additional work or omit any part of the work. Details of any additional work or any work not required will be provided to the Contractor in writing.

          COMPLIANT.

     18.5 The Contractor shall act immediately upon Eircom's requests for amendments under this condition. Any increases or decreases in price and time-scale as a result of such changes shall be subject to pro-rata amendment to be mutually agreed between the parties.

          COMPLIANT.

19.  STORAGE ACCOMMODATION


     19.1 The Contractor shall be responsible for the delivery to the Site of all equipment and materials in connection with the work. However, where it is not possible to deliver Equipment directly to the Site the Contractor shall provide suitable storage accommodation, at his own expense at a convenient distance from the site.

     COMPLIANT.

     19.2 The Director shall at all reasonable times have free access to this accommodation for the purpose of inspecting the storage of Equipment and Materials.

     COMPLIANT.

20.  BUILDINGS AND ACCOMMODATION


     20.1 Where it is envisaged that the Equipment to be provided under this Contract shall be installed at existing Eircom premises, floor plans indicating the proposed location for the Equipment to be installed and identifying the location of existing Equipment may be arranged, by visits to site prior appointment with the Director.

          COMPLIANT.

     20.2 The Contractor shall be deemed to have allowed in his Tender and Tender Rates for the carrying out of Installation Works without interference to the normal working of Eircom Equipment and for protecting the Equipment and existing Equipment from interference or damage arising from the Work including the provision of dust proof screens and draught lobbies.

          COMPLIANT.

21.  TOOLS, PLANT, APPLIANCES AND TEST EQUIPMENT

The Contractor shall provide all tools, test equipment, appliances and scaffolding required for the conveyance of the equipment on to the site and for the performance of the whole of the work and shall remove the same on the completion of the work. He shall take adequate precautions to prevent damage to or staining of the floors, walls and ceilings during the progress of installation.

Compliant.

22.  REQUIREMENTS FOR PROJECT IMPLEMENTATION


     22.1 Appointment of Project Manager
          ------------------------------
          The Contractor, as part of the Contract Award, may be required to nominate a Project Manager, who shall be responsible for the overall Direction, Management and Supervision of the Contractor's Activities on The Site. The Contractor shall provide full details on the qualifications and experience of the nominated Project Manager for the approval of Eircom. Field experience on similar Projects shall be a primary requirement.

          COMPLIANT.

     22.2 Project Execution and Review
          ----------------------------
          Within thirty days of Acceptance of his Tender, the Contractor shall develop overall Project Execution and Review (PERT) type charts.
          The Review will be in graphical form, and shall highlight all events relating to the Project with an indication of time scale for each event. "Critical Paths" shall be identified. The basic design to be adopted in the layout of the presentation of the information shall be subject to the approval of Eircom.

          Within thirty days of Acceptance of his Tender, the Contractor shall enter into Design Review discussions to finalise with eircom all aspects of the Project.
          COMPLIANT.

23.  TEST SCHEDULE


The Contractor shall, within 60 calendar days of acceptance of Tender, provide the Director with a Schedule of the Tests he proposes to perform upon the System, to demonstrate that it conforms to the Specification in all respects. The Contractor shall be required to obtain the approval of eircom in respect of the Test Schedule, before equipment installation shall commence. Eircom reserves the right to require that further tests (additional to those listed in the Test Schedule) be performed.

COMPLIANT.


24.  ACCEPTANCE TESTING AND ACCEPTANCE


Acceptance Testing shall consist of the following elements:

     (i)   Factory Tests

     (ii)  Acceptance Testing

     COMPLIANT.


    24.1  Factory Tests
          -------------
          The various System Elements shall be tested by the Contractor at his premises, before delivery to site. Test Reports incorporating the results obtained shall be furnished by the Contractor. The Contractor shall provide at least one months Advance Notice (of these tests), to permit Eircom to exercise its right to be represented at these tests.

          COMPLIANT.

    24.2  Acceptance Testing
          ------------------
          Upon completion of equipment commissioning, the Contractor and eircom shall participate in joint acceptance testing. The test figures obtained shall be equal to or better than the Guaranteed Test Figures supplied by the Contractor. The contractor shall supply, at his own expense, the necessary staff and any proprietary test equipment, to enable the acceptance tests to be made.

          COMPLIANT.


    24.3  Acceptance
          ----------
          If as a result of these tests the system is found to be in total accordance with the specification, it shall be accepted. Such acceptance shall be without prejudice to:
          (i) any claim of Eircom in respect of any defects which may subsequently develop in the installation or performance of the system during the guarantee period of Maintenance as provided for in clauses 25.2 and 25.4 hereof; or
          (ii) any other claims which may arise under clause 25 hereof.

     COMPLIANT

25.  IMPERFECT WORK


     25.1 The Director shall condemn any work which, in his opinion, has not been performed in accordance with the terms of the Contract and the Contractor shall, at his own cost and charge, rectify the same. The Contractor shall take back any equipment, materials or articles that shall be considered by the Supervising Officer to be unsound or otherwise not conforming with the Specifications and he shall not again attempt to use such equipment, materials or articles on any work for eircom. Any Equipment, Materials or Articles which are condemned, shall be removed from the site within 14 days. If the Contractor shall neglect to rectify, reform or reconstruct any Work as aforesaid, within a Period to be specified by the Director or shall omit to take back any Equipment, Materials or Articles which shall be considered by the Director to beunsound or otherwise not in conformity with the Specification or shall fail to provide immediately suitable Equipment, Materials or Articles in lieu of those condemned, then the Contractor shall at once cause the Work to be stopped, if so instructed by the Director, and the Director shall be at liberty forthwith to employ another Contractor to perform the work and to supply the required equipment and materials at the expense of the Contractor

          COMPLIANT WITHIN THE AGREED WARRANTY PERIOD.

     25.2 The Contractor shall at his own Cost, notwithstanding Payment by Eircom replace or repair any Equipment, Materials or Articles which, before completion and final acceptance of the whole work are found to be defective from any cause whatsoever, (including the act, whether wrongful or otherwise, of a Third Party) or, which within 24 Calendar Months after shipment of the of the equipment are found to be defective by reason of faulty design, workmanship or Materials or of any act, neglect, omission or failure on the part of the Contractor, his servants or agents.

          COMPLIANT

     25.3 The Director may, by notice in writing to the Contractor, require the Contractor to repay any sum paid in respect of any defective equipment, materials or articles, instead of replacing any effective item and upon such repayment such defective equipment, materials or articles shall become the property of the Contractor. The Contractor shall in either case pay to eircom a sum equal to all expenses (if any) incurred by Eircom in testing and examining for the propose of making good, replacing or repairing any defective equipment, materials or articles.

          Compliant. Please refer to attached document Customer Services Principles of Agreement and Repair and Return Procedure for details of replacement of Defective Units within the warranty period.

     25.4 If any part of the work is found to be defective by reason of faulty design, workmanship or materials or any act, neglect, omission or failure on the part of the Contractor, his servants or agents within the period of six years after Completion and Final Acceptance the same shall be made good by the Contractor at this own cost provided such defect would not have been disclosed by a reasonable examination prior to the expiry of the 12 month period in clause 25.2.

          Compliant.


26  RE-EXAMINATION OF CONDEMNED WORK


If any work performed or article or material provided by the Contractor is condemned by Eircom pursuant to clause 25 hereof during the progress of the work and the Contractor considers himself aggrieved, a re-examination of such work or article of material by an independent person, to be mutually agreed upon by the Director and the Contractor, shall take place if the Contractor shall, by notice in writing, addressed to the Director within three days from such condemnation, so require. The decision of such person shall be final, and the party against whom the decision is given shall pay the entire expense of the re-examination.

COMPLIANT

27.  REMOVAL OF WASTE MATERIALS RUBBISH etc


The Contractor shall remove from the site all Packing Crates, Surplus Cable, and other Waste Materials, resulting from the work.

COMPLIANT

28.  CARRIAGE, INSURANCE AND FREIGHT


All Materials, Articles and Equipment supplied by the Contractor as part of or under the contract or under any agreed addition, alteration or modification thereto shall be delivered to the site, by the Contractor at his own expense. The Contractor shall bear all associated Carriage, Insurance and Freight Charges and the rates quoted in the tender shall be inclusive of all such charges.

COMPLIANT. ALL PRICES ARE QUOTED AS DELIVERY, DUTY PAID TO EIRCOM SITE.

29.  CUSTOMS CLEARANCE


The Contractor shall be responsible for customs clearance and charges, if any, and all other such matters relating to the transport of the equipment to the site.

COMPLIANT

30.  PACKING CASES


Packing Cases containing Equipment shall be clearly marked on the outside to indicate the type of equipment contained therein, and

          (ii)  the name of the site to which the equipment has been assigned

          (iii) the relevant Eircom Engineering Order Number.

COMPLIANT




31.  PRICE AND PRICE VARIATION


     31.1 Tenders for this Project shall be fixed price, preferably in Irish Pounds or ECUs or alternatively in the currency of the country of origin of the equipment, for orders placed within 12 months of the date of tender and shall be DDP but exclusive of V.A.T.

          COMPLIANT. PRICES ARE QUOTED IN EUROS AND ARE INCLUSIVE OF DDP (INCOTERMS.) AND ARE EXCLUSIVE OF VAT.

     31.2 Any future variation in prices for orders placed more than 12 months following the expiration of the Validity Period, shall be determined with reference to a mutually agreed price-variation formula. Details of such a formula or formulae to govern price adjustments in labour and materials shall be submitted as part of the tender. The submission of a price variation formula shall indicate the precise origin of the relevant price indices and shall be governed by the conditions hereunder. The adjusted price shall be valid from a date ten days prior to the latest date set for the receipt of tenders and shall have retrospective effect. The adjusted price for orders placed following the expiration of the Validity Period shall be calculated in accordance with the following criteria:

               (a) If the market price of any materials embodied in the works shall be increased over the price current during the validity period the Contractor shall be entitled to be paid such sum as Eircom shall certify to be the amount of such increase;

               COMPLIANT. FOR THE PURPOSES OF DETERMINING PRICE
               INCREASE/DECREASE THE MECHANISM WILL BE AGREED AT THE ANNUAL PRICE REVIEW(S). THE DATE OF THE FIRST PRICE REVIEW SHALL BE MUTUALLY AGREED PRIOR TO CONTRACT PLACEMENT.

               (b) If the market price embodied in the work shall fall below the price current during the Validity Period, the total amount to be paid on foot of the Contract shall be reduced by such sum as the Eircom shall certify to be the amount of such decrease.

               COMPLIANT. FOR THE PURPOSES OF DETERMINING PRICE
               INCREASE/DECREASE THE MECHANISM WILL BE AGREED AT THE ANNUAL PRICE REVIEW(S). THE DATE OF THE FIRST PRICE REVIEW SHALL BE MUTUALLY AGREED PRIOR TO CONTRACT PLACEMENT.

               (c) (i) Consequent on action initiated by workmen or workmen's organisations an increase occurs in the rate of wages current in the district over the rate current during the Validity Period or if there were no such current rate recognised or prevailing in that district, over the rate current at such date in the nearest district in which the general industrial conditions are similar, the Contractor has to increase the rate of wages of any workman employed on the works he shall, subject to the provisions hereunder, be entitled to be paid such sum as the Director shall certify to be the amount of such increase.

                    (ii) In the event that an increase claimed under this
                    section is in whole or in part not in accordance with the terms of the relevant National Wage Agreement the amount of such an increase shall, to the extent that is not in accordance with the National Wage Agreement, not be allowable to the Contractor. (In the absence of National Wage Agreements, wage increases claimed under this Section will not be allowable if they do not conform with Government guidelines on wages). Any question as to whether or not a particular increase is in accordance with the terms of the relevant National Wage Agreement shall be resolved on the basis of procedures provided for in that Agreement. Pending the outcome of these procedures the increase sought, provided it has been approved by the Joint Industrial Council for the Construction Industry, shall be paid to the contractor without prejudice to the right of eircom to deduct the amount of the increase subsequently from monies due to the contractor under this or any other Clause in the event that the procedures referred to result in the increase sought being judged not to be in accordance with the terms of the relevant National Wage Agreement or to the extent that it is so declared not to be in accordance with the Agreement.

                    COMPLIANT. FOR THE PURPOSES OF DETERMINING PRICE INCREASE/DECREASE THE MECHANISM WILL BE AGREED AT THE ANNUAL PRICE REVIEW(S). THE DATE OF THE FIRST PRICE REVIEW SHALL BE MUTUALLY AGREED PRIOR TO CONTRACT PLACEMENT.

               (d) Consequent on a decrease in the rate of wages current in the district below the ratecurrent during the Validity Period or if there were no such current rate recognised or prevailing in that district, below the rate current at such time in the nearest district in which the general industrial conditions are similar, the rate of wages of any workman employed on the works falls below the rate current during the Validity Period, the total amount to be paid on foot of the contract shall be reduced by such sum as the Director shall certify to be the amount of such decrease.

                    COMPLIANT. FOR THE PURPOSES OF DETERMINING PRICE INCREASE/DECREASE THE MECHANISM WILL BE AGREED AT THE ANNUAL PRICE REVIEW(S). THE DATE OF THE FIRST PRICE REVIEW SHALL BE MUTUALLY AGREED PRIOR TO CONTRACT PLACEMENT.

               (e) Consequent on an increase in wages under (c) above, if the Contractor shall pay an increased premium for insurance for Employers' Liability cover, he shall be entitled to be paid such sums as the Director shall certify to be the amount of such increase in premium.

                    COMPLIANT.

               (f) Consequent on a decrease in wages under (d) above, if the Contractor pays a decreased amount for insurance premium for Employer's Liability cover, the total amount to be paid on foot of the Contract shall be reduced by such sum as the Director shall certify to be the amount of such decrease in premium. Provided always that, notwithstanding the provisions of the foregoing Clause, the Contractor shall not be entitled to payment for any increase or additions provided for in (a) (c) and (e) thereof which may occur after the completion date as defined in the conditions of contract or such extended date as may be granted by the Director in accordance with the conditions of the Contract.

                    COMPLIANT.



32.  CONTRACTORS STATEMENTS


     The Contractor shall on a monthly basis, supply the Director with the statement of the value of the work carried out by him, during the preceding month. This document shall also state;

 .    the amount invoiced by the Contractor up to the date of the Statement, and

 .    the value of the work still outstanding on the Contract and the period(s)
     (monthly) in which it will be accrued.

COMPLIANT


33.  ACCOUNTS.


The Contractor, on completion of the work or on completion of any portion of the work for which payment is due, shall send a priced invoice for the same in duplicate addressed to Eircom, Accounts Payable Section, PO Box 1507, South King Street, Dublin 2, Ireland.

Each invoice shall specify the number of the order, the description and position of the work executed to the date of the claim, the amount of the work completed, the amount for retention, if any, and the amount claimed as due. All work for which payment in excess of the contract price is claimed by the Contractor shall be invoiced; and in respect of such claims the date and reference of the order authorising the extra work shall be quoted.

It is the preference of Eircom to trade electronically with its suppliers using EDI. The format of any trading document shall be mutually agreed between the parties in advance.

COMPLIANT


34.  PAYMENT


Eircom shall pay to the Contractor in the following manner the Contract price adjusted to give effect to such additions thereto and such deductions therefrom, as are provided for in these conditions.

The Contractor shall be paid (as the work proceeds) in the following manner:

     34.1 Within 45 days of receipt of invoice for equipment delivered in good order to the site a sum equal to the total sum certified therein.

          COMPLIANT


     34.2 Within 45 days of receipt of an invoice for installation and commissioning, following successful completion of acceptance testing a sum equal to the total sum certified therein for such installation and commissioning.

          COMPLIANT. SEE 34.4.


     34.3 Within 45 days of receipt of an invoice and successful completion of Training Courses, a sum equal to the total sum certified on the said invoice.

          COMPLIANT. SEE 34.4.

     34.4 A performance bond of Euro's 4 million shall be required for a 12 month period from receipt of invoice in lieu of retention

          COMPLIANT. ACL PREFERS THE BOND OF EURO'S 4 MILLION.

     34.5 No part of the money shall be payable at the time at which payment ought otherwise to be made under the Contract, unless in the opinion of the Director, all the supplied Equipment is in good repair and condition, fair wear and tear, accidental injury or damage by persons other than the Contractor's Staff (and not due to faulty workmanship or materials) excepted.

          COMPLIANT.

     34.6 Should the completion of any portion of the work be deferred on the instructions of the Director, the date for the payment of the monies on the portion not so deferred shall be calculated from the date of successful completion of Acceptance Testing of the portion not so deferred.

          COMPLIANT.

     34.7 Payment for any item shall be due only when delivery acceptance thereof has been certified by the Director.

          COMPLIANT. SEE 34.4 ABOVE.

     34.8 In all cases, payment as certified shall be made within 45 days from the date of the invoice.

          COMPLIANT.

     34.9 Without prejudice to any other remedy which eircom may have, it shall be entitled to deduct from any monies due or becoming due to the Contractor under the Contract, all costs, damages or expenses for which under the Contract the Contractor is liable to Eircom.

          COMPLIANT.

35.  EFFECT OF VALUE ADDED TAX, CUSTOMS OR OTHER DUTIES


If subsequent to the expiration of the Validity Period any Customs or Excise duty affecting the equipment or material or any part of the equipment or material is increased, decreased, imposed or abolished, or any alteration is made by the Government of Ireland in the practice of assessing the value of goods for the purposes of Customs duty, and the amount of duty payable on the equipment or material or any part of the material is thereby increased or decreased, the amount to which the Contractor shall be entitled under the Contract shall be increased or decreased, as the case may require, by a sum equal to the difference between the amount of duty which would have been payable on the expiration of the Validity Period of the Tender and the amount actually paid by the Contractor on the equipment or material delivered by him under the Contract.

If on the expiration of the Validity Period, the rate of Value Added Tax payable by the Contractor on the monies received from the Director under the Contract is increased or decreased, the amount to which the Contractor shall be entitled under the Contract shall be increased or decreased, as the case may require, so that the amount less value added tax at the revised rate equals the amount less value added tax at the rate obtaining on the expiration of the Validity Period.

The Contractor shall, whenever so required by the Director, produce for inspection all documents in his possession or under his control, which may, in the opinion of the Director, be necessary to enable the precise extent of the increase or decrease in the Contract price under this clause to be determined.

COMPLIANT.

36.       HINDRANCES.


The Contractor shall have no claim for damage arising out of delay on the part of the Director, either prior to commencement or during the progress of work, in furnishing any article or in obtaining any consent for the work from any local authority, or other body or person, or in giving or securing access to the site, or owing to the necessity for removing, avoiding or changing the position of any obstruction, or on account of the work being suspended by any local authority, body or person, or by the Director, unless such suspension shall involve the whole or the major portion of the work and shall be operative for a period exceeding two days.

COMPLIANT.

37.       SUSPENSION OF WORK


If the whole or the major portion of the work shall be suspended for a period exceeding two days by order of the Director, or by order of any local authority, body or person in whose order the Director is constrained to acquiesce, provided that such suspension is not due to any default of the Contractor and provided also that such suspension shall necessitate the cessation of work of all or the greater part of the Contractor's workmen engaged upon the work, then the Director shall pay to the Contractor such reasonable expenses incident to the suspension of work as the Director in his sole discretion may determine as proper to be allowed. Such allowance of expenses shall be made only in respect of suspension authorised in writing by the Director or the Supervising Officer (such authority not being unreasonably withheld in cases not provided for in Clause 36) and the Contractor shall on his part afford the Director all necessary facilities to enable him to determine the amount of the expenses that should properly be granted under the terms of this Clause. The provisions of this clause shall apply to any suspension of work due to a public festival or other function which could not be foreseen prior to the commencement of the work in any thoroughfare affected, the Contractor in such case being allowed to charge for any resulting temporary work even if the remainder of the work be not stopped.

COMPLIANT.

38.  INDEMNITY AND LIABILITY


     38.1 The Contractor shall indemnify and keep indemnified eircom in respect of any and all damages, costs, proceedings, demands or other expense or claim arising out of:

          (i) injury to (including death) or sickness of any employee of the Contractor, its servants, subcontractors or agents, in connection with his/her employment or contract of service;

          (ii) injury to (including death) or sickness of any other person (including any employee of Eircom) arising out or in connection with any act or omission of the Contractor, its subcontractors, employees, servants and agents;

          (iii) loss or damage to the property of Eircom or any third party arising out of or in connection with any act or omission of the Contractor, its subcontractors, employees, servants and agents;

          (iv) such other loss as may be caused by breach of Contract by, or the wilful or negligent act of the Contractor, its subcontractors, employees, servants and agents;

     COMPLIANT.

     38.2 The Contractor shall be liable to and shall compensate Eircom for the loss, damage or destruction of the whole or any part of eircom property. Such compensation shall be payable at the value of the goods lost, damaged or destroyed at the time of such loss, damage or destruction. In the event that any item is so damaged that though not destroyed it is incapable of serving its intended function, the Contractor shall pay compensation equivalent to the full replacement cost of the item concerned, excepting only where Eircom agrees and accepts that satisfactory repair of the item can be achieved at lesser cost in which case compensation shall be equivalent to the cost of repairs plus any ancillary cost incurred.

          Eircom reserves the right to withhold payment of such a sum as in the opinion of Eircom is sufficient to cover any payments or liabilities that may become due as a result of the execution of the Contract. Any payment so withheld may be used by Eircom to discharge any such liability to any third party without the prior agreement of the Contractor.

          COMPLIANT. ACL'S MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE SUM OF EURO'S 4 MILLION IN RESPECT OF PHYSICAL DAMAGE TO OR LOSS OF TANGIBLE PROPERTY, AND EURO'S 4 MILLION IN RESPECT OF ALL OTHER EVENTS OR ANY ONE EVENT OR SERIES OF CONNECTED EVENTS, WHERE ACL IS LEGALLY LIABLE.

     38.4 Any instruction or information which may be given or provided by Eircom shall in no way release the Contractor from his responsibility under Clause 37.

          COMPLIANT.


39.  NON - PERFORMANCE OF CONTRACT

If the Contractor shall fail to commence "The Work" on or prior to the commencement date, the Contractor shall (subject to sub-clause(3) of this Clause) be liable in respect of the delay in commencement to pay to eircom a sum calculated at the rate of one per cent of the total value of The Work for each week or portion thereof which shall elapse from the commencement date until the actual commencement of The Work.

COMPLIANT.

     39.1 If the Contractor shall fail to complete The Work on or by the completion date, the Contractor shall (subject to sub-clause (3) of this clause) be liable in respect of the delay in completion to pay to Eircom the sum of one - quarter of one percent of the value of the uncompleted portion of the work for every day which shall elapse after the completion date until the actual completion of the Work.

          COMPLIANT.

     39.2 In the event of the Contractor failing to complete the Work on or by the completion date and the said failure results in Eircom being liable to pay a penalty or penalties to the Office of the Director of Telecommunications Regulation (ODTR) in respect of such failure or delay, the Contractor shall indemnify and keep Eircom effectively indemnified against the payment of such penalty, in so far as the imposition of the penalty arises directly from such failure or delay of the Contractor. For the avoidance of doubt such liability shall be in addition to the liability of the contractor specified in Clause
          39.1 hereof Provided Always that the Contractors total liability hereunder shall not exceed Euro's 4 million. Further failure to complete the work in respect of new AS4000 features and products shall mean failure to deliver the products and services set out in Appendix I by the dates specified in Appendix I.

     39.3 Eircom shall not be bound to prove that it has in fact sustained damage by reason of any failure or delay in commencement or completion as aforesaid, and the Contractor shall not be at liberty to adduce evidence to prove that eircom has sustained no such damage, the intention of the parties hereby declared being that the sum payable under sub-clause (1) or sub-clause (2) of this Clause shall be paid as liquidated damages, and not as a penalty.

          COMPLIANT.

     39.4 In case of failure or delay in commencement or completion as aforesaid, Eircom shall be at liberty to execute or cause to be executed by other persons the whole or the remaining portion of the work (as the case may be), and the Contractor shall thereupon be liable to pay to eircom in addition to any sum payable under sub-clause (1) or sub-clause (2) of this Clause a sum equal to the excess (if any) of the expenses incurred by eircom in or about such execution over and above the expense that would have been incurred by the due completion of the work by the Contractor.

          COMPLIANT.

     39.5 Eircom shall be at liberty to set off any sum or sums payable by the Contractor underthis Clause against any sum or sums which may be or may become payable to the Contractor under this or any other Contract with Eircom.

          COMPLIANT.


40.  INSURANCE


The Contractor shall without limiting his responsibilities and obligations under this contract insure the works for their replacement value against all loss or
damage for whatever cause arising.   The Contractor shall also be responsible
for having adequate insurance cover in respect of his employer's liability obligation, public liability obligation, product liability obligation and insurance under the Road Traffic Acts in respect of machinery used in connection with the work. The Contractor shall produce to eircom satisfactory evidence of the existence of the above mentioned insurance cover against any risk with respect to which such failure occurs. Any sums paid by eircom to effect such insurance shall be recoverable from the Contractor as a simple debt.

COMPLIANT.

     40.1 The contractor shall furnish satisfactory evidence that the requirements of this clause has been compiled with prior to the commencement of the work and shall notify the director no less that 30 days in advance of any material changes, cancellation or non-renewal of the above coverage.

          COMPLIANT.

     40.2 The contractor shall ensure that all sub-contractors effect similar insurances.

          COMPLIANT.

     40.3 Eircom reserves the right to affect any additional insurances which it deems necessary in the event of the contractor's insurance cover being inadequate. All sums paid by Eircom to effect such insurance shall be recoverable from the contractor as a simple debt.

     COMPLIANT.

41.  TERMINATION


     41.1 If the Contractor commits a breach of this Contract (or any other contract with Eircom related to the contract or the work) and in the case of a breach which is capable of remedy, fails to remedy the breach within seven days (or such longer period as eircom at its option may agree in writing) of written notice from Eircom to do so, then, without prejudice to any other rights or remedies eircom may have, Eircom shall have the right:

          (a) at any time to terminate the Contract forthwith as a whole or (at Eircom's option) in respect of any part of the Work, performed or to be performed under the Contract; and

          (b) to recover from the Contractor all resulting losses and expenses (including, without limitation, the cost of completion the work, or having the Work completed by another contractor, to a similar standard).

          COMPLIANT.

     41.2 Without prejudice to any other rights or remedies it may have, Eircom shall have the right at any time to terminate the Contract forthwith and to recovery from the Contractor of all resulting losses and expenses (including, without limitation, the cost of completing the work, or having the work completed by another contractor, to a similar standard) if;

          (a) the Contractor shall become insolvent or cease to trade or compound with its creditors; or

          (b) a bankruptcy petition or order is presented or made against the Contractor; or where the Contractor is a partnership, against one partner, or

          (c) a receiver or examiner is appointed in respect of any of the Contractor's assets; or

          (d) a petition for the appointment of a receiver or an examiner is presented or such an order is made in relation to the Contractor; or

          (e) where the contractor is a company, a resolution or petition or order to wind-up the Contractor is passed or presented or made or a liquidator is appointed in respect of the Contractor (otherwise than for reconstruction or amalgamation); or

          (f) without prejudice to any other rights or remedies it may have, Eircom shall have the right at any time to terminate the Contract forthwith if the management, ownership or control of the Contractor is materially changed, and thereby causing conflict of interest.

               COMPLIANT.

     41.3 Eircom may, at any time on written notice, without prejudice to any other rights or remedies it may have, terminate the Contract forthwith. Where Eircom terminates the Contract under paragraph 41.3 and does not have any other right to terminate that Contract, the following shall apply:


          (a) Eircom shall, subject to sub-clause 41.3 (b) below, pay the Contractor such amounts as may be necessary to cover its reasonable costs and outstanding and unavoidable commitments necessarily and solely incurred in properly performing the Contract in relation to the applicable work (as defined below) prior to the termination

               COMPLIANT.

          (b) Eircom shall not pay for any such costs or commitments that the Contractor is able to mitigate and shall only pay costs and commitments that Eircom has validated to its satisfaction. Eircom shall not be liable to make any payment to the Contractor in respect of any of the applicable work that at the date of termination, eircom is entitled to reject or has already rejected. Eircom's total liability under sub-clause (a) above shall not in any circumstances exceed the price that would have been payable by eircom for the applicable work if the contract had not been terminated. In respect of this clause, the term applicable work shall mean the Work in respect of which the Contract has been terminated under this paragraph, which was ordered by eircom under the Contract before the date of termination and for which payment has not at that date become due from Eircom.

               COMPLIANT.

          (c) Sub-clauses (a) and (b) above encompass the total liability of Eircom for termination pursuant to this clause 41 and Eircom shall be liable for no other costs, claims, damages or expenses consequent upon such termination.

               COMPLIANT.

     41.4 Where notice of termination is given due to insufficient progress, the Contractor may issue a counter notice in writing within 3 working days giving its proposals for completion of the work within the time allowed in the Contract. Eircom shall, within 5 working days, either accept the Contractor's proposals or confirm that the termination notice is to stand.

          COMPLIANT.


42.  ARBITRATION.

     42.1 If at any time any question, dispute or difference shall arise between the Contractor and Eircom in relation to the Contract or in any way connected with the Work which cannot be settled amicably either party shall as soon as reasonably practical give to the other notice of the existence of such question, dispute or difference specifying its nature and the point at issue and the same shall be referred to the arbitration of a person to be mutually agreed upon. Failing agreement upon such person within 30 days after the date of such notice, the arbitration shall be conducted by some person appointed on the application of either party by the President of the Institution of Engineers in Ireland. Any reference to arbitration shall be conducted in accordance with the Institution of Engineers in Ireland arbitration procedures or any amendment or modification thereof being in force at the time of appointment of an arbitrator and shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act, 1954 to 1980 as amended or re-enacted. The award of the arbitrator shall be final and binding on the parties.

          COMPLIANT.

     42.2 The performance of the Contract shall continue with due diligence during the arbitration proceedings unless Eircom shall order the suspension thereof or the Contract has been abandoned or terminated. No payment due or payable by Eircom or the Contractor shall be withheld on account of a pending reference to arbitration.

          COMPLIANT.

43.  EXPENSES RECOVERABLE BY EIRCOM


All expenses that may be incurred by eircom, or that the Director admits as proper to be paid on account of damage to property, or accident, or of any act, neglect, omission, or failure on the part of the Contractor or his workmen, shall be deemed to be a debt due from the Contractor to eircom, and may be deducted to from any sums due or that may become due to the Contractor under any Contract between the Contractor and eircom, and may be recovered by eircom from the Contractor by action or otherwise.

COMPLIANT SUBJECT TO THE LIMITATIONS SPECIFIED FOR CLAUSE 38.2.

44.  SURETIES


The Contractor shall (if required) produce two sufficient sureties or a guarantor of an insurance or guarantee policy, the acceptance of whose security has been authorised by eircom to enter into a bond for the due performance of the Contract in amount not exceeding one-half of the total value of the work to be performed.

COMPLIANT - ACL AGREES TO PROVIDE A BOND OF EURO'S 4 MILLION.

45.  FORCE MAJEURE

Such extension of time as may appear to eircom to be reasonable shall be allowed to the Contractor if the work is delayed owing to force majeure. For the purpose of this agreement the terms "force majeure" shall mean but shall not be limited to war, hostilities (whether war being declared or not) invasion, act of foreign enemies, ionising radiation or contamination by radio activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radioactive, toxic explosive of other hazardous properties of any explosives, nuclear assembly or nuclear component thereof, pressure wave caused by aircraft or other aerial device travelling at sonic supersonic speeds, rebellion, revolution, insurrection, military or usurped power or civil riot, civil commotion or disorder, strike, lock-out or labour unrest (including where solely restricted to employees of the Contractor), weather conditions or any circumstances beyond the reasonable control of either party.

If either party is prevented or delayed from or in performing any of their obligations under the Contract by force majeure in spite of all reasonable endeavours to continue to perform their obligations under the Contract then it must notify the other party of the circumstances constituting the force majeure and of the obligations, the performance of which, are thereby delayed or prevented. The party giving notice shall thereupon be excused its performance or punctual performance as the case may be of such obligation for so long as the circumstances of prevention or delay may continue. Should force majeure thereafter circumstances continue for a continuous period of 120 days then either party may at any time and provided such performance or punctual performance is still excused by 21 days notice in writing to the other terminate the Contract. In the event of such termination then the provisions of Clause 41 hereof shall be invoked.

COMPLIANT.


46.  STATUTORY AND OTHER REGULATIONS


     46.1 The Contractor shall at its own expense, comply with all legislation and Eircom's site regulations applicable to the performance of the Contract and take and comply with such other measures as may be reasonably necessary in respect of precautions for safeguarding all persons and property as may be affected by the performance of the Contract.

          COMPLIANT.


     46.2 Eircom will obtain all necessary consents for the work to be carried out and will inform the Contractor of any conditions attaching to the consent if it affects the execution of the work and the Contractor shall comply with such conditions. The provision of clause 46.2 shall survive the expiry or termination of the contract.

          COMPLIANT.


47.  CORRUPT GIFTS.

The Contractor shall not offer or give or agree to give to any person in the Service of the Government of Ireland or, eircom any gift or consideration of any kind as an inducement or reward in relation to obtaining or execution of this or any other Contract for or with Eircom.

Any breach of this Clause by the Contractor or by anyone employed by him or acting on his behalf (whether with or without the knowledge of the Contractor) or the commission of any offences by the Contractor or by anyone employed by him or acting on his behalf under the Prevention of Corruption Acts, 1889 to 1916, in relation to this or any other Contract for or with Eircom shall render the Contractor liable to the cancellation of this Contract and any other existing Contracts with Eircom and shall entitle eircom to recover from the Contractor the amount of any loss resulting from such cancellation.

COMPLIANT.

48.  LANGUAGE AND LAW

     (a) The language of the Contract is English.

         COMPLIANT.

     (b) The Contract is subject to the Laws of Ireland.

         COMPLIANT.

49.  NOTICE TO CONTRACTOR


Notices required under this Contract to be given in writing shall be delivered by hand, post, e-mail, telex or facsimile transmission to the Contractor, at the address specified in the tender. Notices shall be deemed to be given upon receipt except notices sent by first class registered post in the correctly addressed envelope shall be deemed to have been given within 48 hours (excluding Sunday and Public Holidays) of posting and notices sent by telex (where a correct answer back code is obtained by the sender upon transmission) shall be deemed to be given upon transmission.

COMPLIANT.

50.  CORRESPONDENCE


All Correspondence, Quotations, Packing Lists, Equipment Schedules, Test Certificates, Schedules, etc., shall quote the relevant Eircom Contract (Engineer's Order) Number.

COMPLIANT.


51.  COUNTRY OF MANUFACTURE


The Tenderer shall state on the page following the Form of Tender the country of manufacture or production of material offered.

COMPLIANT.


52.  SAFETY


The Contractor shall be responsible for the safety of his operations on site and shall ensure that his employees and agents are aware of and shall comply with the safety rules which must be observed when engaged in Contract work for eircom. The Contractor shall comply with all statutory requirements with regard to safety.

COMPLIANT.

53.  CONFIDENTIALITY


     53.1 The Contractor shall keep confidential all information belonging to, or held by, Eircom which may come into the Contractor's possession during the Tender process or during the period of the Contract and shall not without the prior written agreement of Telecom confidential information for any purpose, other than is necessary for the performance of his obligations under the Contract.

          The provision of clause 53.1 shall not apply to the extent that the information is:

               (i) published or comes into the public domain otherwise than by a breach of this Contract; or

               (ii) lawfully known before commencement of the tender process of this Contract and is not subject to a previous obligation of confidentiality or

               (iii) lawfully obtained from a third party which is free to divulge it.

     COMPLIANT.

54.  YEAR 2000


     54.1 Definition of "Year 2000 Compliance"

          "AD2000 Compliance" or "Year 2000 Compliance" or "Y2K Compliance" or any other similar expression shall mean the ability to perform and function in a manner unaffected by dates prior to, during and after the year 2000 and, in particular, the ability to:

          handle date information before, during and after 1st January 2000, including, but not limited to, accepting date input, providing date output, and performing calculations on dates or portions of dates;

          function accurately and without interruption before, during and after 1st January 2000 without any changes in operation associated with the advent of the new century;

          respond to two digit year date input in a way that resolves the ambiguity as to century in a defined and pre-determined manner;

          store and provide output of date information in ways that are unambiguous as to century; and

          recognise leap years including that the year 2000 is a leap year and that 29 February 2000 is a valid date.

          And expressions such as "AD2000 Compliant" or "Year 2000 Compliant" or "Y2K Compliant" or any other similar expression shall be interpreted accordingly.
          COMPLIANT. THE AS4000 PRODUCT DOES NOT CONTAIN ANY REAL TIME CLOCK AND THEREFORE COMPLIANCE TO YEAR 2000 IS NOT APPLICABLE.

          SITESPAN - THE AS8100 (PREVIOUSLY KNOWN AS SITESPAN) OPERATES USING THE SYSTEM CLOCKS, WHICH ARE PROVIDED, VIA MICROSOFT(R) WINDOW NT(C). IT IS A CONDITION THAT THE PC USED SHALL BE LOADED WITH EITHER WINDOW NT(C) VERSION 4.0 WITH THE YEAR 2000 FIXES AS SUPPLIED BY MICROSOFT, OR VERSION 5.0.

          THUS AIRSPAN CAN CONFIRM THAT:

               .    There will be no interruption in operation prior to, during or after the year 2000 due to the change in century.
               .    Date based functionality will behave consistently when
                    provided with an acceptable clock from the operating system as detailed above.
               .    The date data is displayed explicitly as a four-digit year.
               .    As confirmed by Microsoft Windows NT, versions as detailed above; recognise Year 2000 as a leap year.

     54.2 Warranty in relation to "Year 2000 Compliance"

          [1.1] The [Contractor] warrants that both the [Equipment/Licensed Programs] and any third party [equipment/licensed programs] supplied by the Contractor hereunder are Year 2000 Compliant.

          COMPLIANT. SEE COMMENT ABOVE

          [1.2] If the Contractor receives written notice from Eircom of any breach of the warranty set out in clause [1.1] above, it shall at its own expense remedy the breach in question by repairing or replacing the [Equipment/Licensed Programs] within either:-

          . days after receiving such notice (in the case of [Equipment/Licensed Programs] which are not regarded by Eircom as critical to its business); or
          . days after receiving such notice (in the case of [Equipment/Licensed Programs] which are regarded by Eircom as critical to its business).

          COMPLIANT. SEE COMMENT ABOVE

          [1.3] Eircom shall, when notifying the Contractor of said breach specify whether the [Equipment/Licensed Programs] are critical to its business. If the Contractor fails to remedy such breach within the period specified under clause [1.2] then, without prejudice to any other right or remedy which eircom may have, it shall be entitled to a refund of the aggregate payment paid for the defective [Equipment/Licensed Programs]. Such refund shall be payable on demand.

          COMPLIANT. SEE COMMENT ABOVE

          [1.4] The Contractor shall indemnify Eircom against any loss, damage or expense suffered by Eircom as a result of a breach of the warranty set out in clause [1.1] and shall take out and maintain adequate insurance cover in respect of its liability hereunder. The Contractor shall produce to Eircom, if requested, satisfactory evidence of the existence of such insurance cover.

          COMPLIANT. SEE COMMENT ABOVE

55.  SUFFICIENCY OF TENDER


The Contractor shall be deemed to have satisfied himself before tendering as to the correctness and sufficiency of his Tender for the Work and of the Costs and Rates stated in the Tender, which Tender Costs and Rates shall, except insofar as it is otherwise provided in the Contract, cover all his obligations under the Contract and all matters and things necessary for the proper execution and maintenance of the Work.

COMPLIANT.

          Appendix I:
          -----------

          Non-performance of Contract:

          In the case of failure or delay in commencement or completion of planned products or services listed below, the Contractor shall be liable to pay 25% of the Surety detailed under Clause 44;

          (i)   Native V 5.2 I/F will be available to Eircom in June 2000.
          (ii)  Airspan's PacketDrive product will be available in August 2000.
          (iii) DA ISDN will be available in December 2000, provided the Contractor receives an order to product with this feature no later than March 2000, for commercial quantities (no less than 25,000 lines).

          In the event of non-performance by the contractor under the Clause 44, the Contractor will be permitted a remedy period of 3 months from the date of notification of non-performance by Eircom, before the penalty as provided by Clause 44 becomes effective.

                            [EIRCOM PLC LETTERHEAD]

                                                                23 December 1999

          EXTRA No. 2 on EO 7856: NARROW BAND FIXED WIRELESS ACCESS;
              PROVISION OF ADDITIONAL EQUIPMENT AND INSTALLATION.

Dear Sir,

We wish to place an order with you for the supply and installation of 60 central terminals and associated exchange equipment, plus the delivery of 1,050 subscriber terminals, as detailed in the attached Ordering Schedule (annex 1), in accordance with your tender ref: 98052 dated 19th January 1999, as amplified and revised by the attached Schedule of Correspondence (annex 2).

This transaction, for an additional sum of * , exclusive of VAT, is being regarded as Extra No. 2 on Engineering Order No. EO 7856, and is subject to the terms and conditions of that order.

Yours Faithfully,

/s/ A. Kane
----------------------------
A. Kane
Chief Executive,
Eircom Plc.



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        EIRCOM DETAILED ORDER SCHEDULE

------------------------------------
 Supplier        AIRSPAN
 Quote ref       98052
 Date            10 Dec. 99
                 Page 2/2
------------------------------------
 Freq selected   3.4-3.6 GHz Plan 1
------------------------------------


------------------------------------------------------------------------------
Item                                  Qty     Price()         Extended Price()
------------------------------------------------------------------------------
ST
  R1 1-line 64k & 32k POTS
   internal plastic Subs
   Terminal, Ext Antenna,
   PSU, batteries and cable            *         *                   *
  B1 ISDN 2B+D internal Subs
   Terminal, Ext Antenna,
   PSU, batteries and cable            *         *                   *
    Total ST                                                         *
------------------------------------------------------------------------------
CT & AC Racks
  CT Rack with combiner &
   2 DA shelves                        *         *                   *
  Basic RF plug in set for
   CT (PA+MON+2PSU+DIPLNA)             *         *                   *
  Full redundant DA Card
   set for 1 rf channel
   (rf+AU+TU+SC+2PSU+6Modem)           *         *                   *
  AC Rack with alarm &
   1 AC shelf                          *         *                   *
  Basic AC Card Set
   (64kbit/s)(2PSU+SC+CTU+XTU)         *         *                   *
  AC XTU card                          *         *                   *
  AC CTU card                          *         *                   *
    Total CT & AC Racks                                              *
------------------------------------------------------------------------------
Test Equipment
  Level control unit, cables
   and splitters-Commissioning
   Equipment                           *         *                   *
    Total test equipment                                             *
------------------------------------------------------------------------------
Antenna Modules
  Omni Antenna System, including
   feeder and install kit              *         *                   *
  Directional Antenna System,
   including feeder and install kit    *         *                   *
    Total Antenna Modules                                            *
------------------------------------------------------------------------------
Software
  Sitespan hardware                    *         *                   *
  Sitespan main Licence                *         *                   *
  Sitespan Shelf Licence               *         *                   *
  Sitespan Starter Licence
   (s/w licence for up to
   qty 4 CT shelves)                   *         *                   *
  V5.1 licence per 1000 subs           *         *                   *
    Total Software                                                   *
------------------------------------------------------------------------------
Installation, Commissioning &
 Documentation                         *         *                   *
  Documentation set (Paper)            *         *                   *
  Documentation set (CD ROM)           *         *                   *
  CT Rack Installation &
   Commissioning (Includes
   Site Survey and Drawings)-
   1 Shelf                             *         *                   *
  CT Rack Installation &
   Commissioning (Includes
   Site Survey and Drawings)-
   2 Shelves                           *         *                   *
  AC Rack Installation (Includes
   Site Survey and Drawings)-
   1 Shelf                             *         *                   *
  CT Antenna Installation &
   Commissioning-Omni Site             *         *                   *
  CT Antenna Installation &
   Commissioning-Directional,
   2 or 3 Sectors                      *         *                   *
    Total-Installation,
     Commissioning &
     Documentation                                                   *
------------------------------------------------------------------------------

------------------------------------------------------------------------------
        Total                                                        *
------------------------------------------------------------------------------



Notes

  Please note that prices are DDP (Delivery, Duty Paid) to site.



References                                      Ref
  Airspan Proposal                                      98052
  Order Number                                          nnnn
  Commercial Terms & Conditions-
    See document Ref:                                   xxxxxx
  Airspan Contact:
    Simon J Crouch, Phone +44 1895 467156



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                            [EIRCOM PLC LETTERHEAD]

                                                        Date: 23 December 1999

ENGINEERING ORDER NO  EO 8022
(To be quoted on each Invoice)

TO:     Airspan Communications Ltd.,
        Cambridge House, Oxford Road,
        Uxbridge, Middlesex UB8 1UN, U.K.

I hereby accept, on behalf of Eircom plc, your Tender
Dated the 19th day of January 1999
For the work hereunder mention, to be proceeded with  AS AGREED
                                       And completed  WITH ENGINEER

-----------------------------------------------------------------------------

On the completion of any portion of the work, or on payment becoming due under the terms of the tender or specification, a PRICED INVOICE (in the name of Eircom plc) shall be sent IN DUPLICATE to Eircom plc at the following address Eircom plc,
Engineering Contracts Section,
Room 3.69, Block C,
St. Stephen's Green West, Dublin 2.

------------------------------------------------------------------------------

Description of work


                       NARROW BAND FIXED WIRELESS ACCESS.

Supply, install and commission FWA equipment for 39 base stations, as detailed in the attached Ordering Schedule, in accordance with your Tender dated 19th January 1999, for a total amount of EURO * , fixed price, delivered DDP to site, exclusive of duties and VAT, and subject to the general terms and conditions of Engineering Order No EO 7856.




/s/ A. Kane
----------------------------
A. Kane
Chief Executive,
Eircom Plc.



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        EIRCOM DETAILED ORDER SCHEDULE

------------------------------------
 Supplier        AIRSPAN
 Quote ref       98052
 Date            10 Dec. 99
                 Page 2/2
------------------------------------
 Freq selected   3.4-3.6 GHz Plan 1
------------------------------------


------------------------------------------------------------------------------
Item                                  Qty     Price()         Extended Price()
------------------------------------------------------------------------------
ST
  R1 1-line 64k & 32k POTS
   internal plastic Subs
   Terminal, Ext Antenna,
   PSU, batteries and cable            *         *                   *
  B1 ISDN 2B+D internal Subs
   Terminal, Ext Antenna,
   PSU, batteries and cable            *         *                   *
    Total ST                                                         *
------------------------------------------------------------------------------
CT & AC Racks
  CT Rack with combiner &
   2 DA shelves                        *         *                   *
  Basic RF plug in set for
   CT (PA+MON+2PSU+DIPLNA)             *         *                   *
  Full redundant DA Card
   set for 1 rf channel
   (rf+AU+TU+SC+2PSU+6Modem)           *         *                   *
  AC Rack with alarm &
   1 AC shelf                          *         *                   *
  Basic AC Card Set
   (64kbit/s)(2PSU+SC+CTU+XTU)         *         *                   *
  AC XTU card                          *         *                   *
  AC CTU card                          *         *                   *
    Total CT & AC Racks                                              *
------------------------------------------------------------------------------
Test Equipment
  Level control unit, cables
   and splitters-Commissioning
   Equipment                           *         *                   *
    Total test equipment                                             *
------------------------------------------------------------------------------
Antenna Modules
  Omni Antenna System, including
   feeder and install kit              *         *                   *
  Directional Antenna System,
   including feeder and install kit    *         *                   *
    Total Antenna Modules                                            *
------------------------------------------------------------------------------
Software
  Sitespan hardware                    *         *                   *
  Sitespan main Licence                *         *                   *
  Sitespan Shelf Licence               *         *                   *
  Sitespan Starter Licence
   (s/w licence for up to
   qty 4 CT shelves)                   *         *                   *
  V5.1 licence per 1000 subs           *         *                   *
    Total Software                                                   *
------------------------------------------------------------------------------
Installation, Commissioning &
 Documentation                         *         *                   *
  Documentation set (Paper)            *         *                   *
  Documentation set (CD ROM)           *         *                   *
  CT Rack Installation &
   Commissioning (Includes
   Site Survey and Drawings)-
   1 Shelf                             *         *                   *
  CT Rack Installation &
   Commissioning (Includes
   Site Survey and Drawings)-
   2 Shelves                           *         *                   *
  AC Rack Installation (Includes
   Site Survey and Drawings)-
   1 Shelf                             *         *                   *
  CT Antenna Installation &
   Commissioning-Omni Site             *         *                   *
  CT Antenna Installation &
   Commissioning-Directional,
   2 or 3 Sectors                      *         *                   *
    Total-Installation,
     Commissioning &
     Documentation                                                   *
------------------------------------------------------------------------------

------------------------------------------------------------------------------
        Total                                                        *
------------------------------------------------------------------------------



Notes

  Please note that prices are DDP (Delivery, Duty Paid) to site.



References                                      Ref
  Airspan Proposal                                      98052
  Order Number                                          nnnn
  Commercial Terms & Conditions-
    See document Ref:                                   xxxxxx
  Airspan Contact:
    Simon J Crouch, Phone +44 1895 467156



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.